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                                   EXHIBIT 20



                               FERRO CORPORATION




                          Consolidated Balance Sheets
             As of March 31, 1994 (Unaudited) and December 31, 1993


                       Consolidated Statements of Income
                           For the Three Months Ended
                      March 31, 1994 and 1993 (Unaudited)


                     Consolidated Statements of Cash Flows
                           For the Three Months Ended
                      March 31, 1994 and 1993 (Unaudited)
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CONSOLIDATED STATEMENTS OF INCOME
FERRO CORPORATION AND SUBSIDIARIES


                                                                            Three Months Ended
                                                                                March 31
                                                                   (Unaudited)               (Unaudited)
(Dollars in Thousands)                                               1994                       1993
- - ----------------------                                               ----                       ----
Segment Sales
  Coatings, Colors, and Ceramics                                    $165,801                 $143,243
  Plastics                                                            65,683                   64,235
  Chemicals                                                           51,840                   49,558
                                                                    --------                 --------
Total Net Sales                                                     $283,324                 $257,036

Cost of Sales                                                        212,382                  188,314
Selling, Administration and General Expenses                          50,504                   45,084
                                                                    --------                 --------
  Operating Income                                                    20,438                   23,638

Interest Expense                                                       2,867                    2,303
Net Foreign Currency (Gain) Loss                                         344                     (722)
Other (Income) Expense - Net                                            (993)                     523
                                                                    --------                 --------
Income Before Taxes and Cumulative Effect
  of Change in Accounting Principles                                  18,220                   21,534
Taxes on Income                                                        6,896                    8,412
                                                                    --------                 --------
Income Before Cumulative Effect of Change
  in Accounting Principles                                            11,324                   13,122
Cumulative Effect of Changes in Accounting
 Principles for:
  Postretirement Benefits, Net of Tax                                    -                    (23,603)
  Income Taxes                                                           -                      3,053
                                                                    --------                 --------

Net Income                                                            11,324                   (7,428)

Dividend on Preferred Stock, Net of Tax                                  886                      876
                                                                    --------                 --------

Net Income Available to Common Shareholders                         $ 10,438                 $ (8,304)

Per Common Share Data:
Before Cumulative Effect of Accounting Changes
  Primary Earnings                                                  $   0.35                 $   0.42
  Fully Diluted Earnings                                            $   0.34                 $   0.39
After Cumulative Effect of Accounting Changes
  Primary Earnings                                                  $   0.35                 $  (0.28)
  Fully Diluted Earnings                                            $   0.34                 $  (0.28)

Average Shares Outstanding                                        29,610,820               29,414,263
                                                                  ==========               ==========

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CONSOLIDATED BALANCE SHEET
FERRO CORPORATION AND SUBSIDIARIES
MARCH 31, 1994 AND DECEMBER 31, 1993


                                                                                  (Dollars in Thousands)
                                                                               (Unaudited)       (Audited)
ASSETS                                                                             1994            1993
- - ------                                                                          ---------       ----------
Current Assets:
   Cash                                                                         $  25,378        $  25,116
   Marketable Securities                                                           42,759           38,335
   Net Receivables                                                                200,923          175,826
   Inventories                                                                    127,289          128,736
   Other Current Assets                                                            39,740           43,240
                                                                                ---------        ---------

     Total Current Assets                                                       $ 436,089        $ 411,253

Investments in Affiliated Companies                                                 9,830           10,096
Unamortized Excess of Cost Over Net Assets Acquired                                52,956           53,988
Other Assets                                                                       36,358           34,736
Net Plant & Equipment                                                             261,417          257,821
                                                                                ---------        ---------
                                                                                $ 796,650        $ 767,894
                                                                                =========        =========

LIABILITIES
- - -----------

Current Liabilities:
   Notes and Loans Payable                                                      $  16,745        $  19,301
   Accounts Payable, Trade                                                        110,300           97,247
   Income Taxes                                                                     6,832            5,957
   Accrued Payrolls                                                                15,516           15,917
   Accrued Expenses and Other Current Liabilities                                  65,195           60,536
                                                                                ---------        ---------

     Total Current Liabilities                                                  $ 214,588        $ 198,958

Long-Term Debt                                                                     79,387           79,349
ESOP Loan Guarantee                                                                42,027           44,076
Deferred Income Taxes                                                              15,205           14,884
Postretirement Liabilities                                                         40,671           40,096
Other Liabilities                                                                  33,105           31,734
Shareholders' Equity                                                              371,667          358,797
                                                                                ---------        ---------
                                                                                $ 796,650        $ 767,894
                                                                                =========        =========

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CONSOLIDATED STATEMENT OF CASH FLOWS
FERRO CORPORATION AND SUBSIDIARIES


                                                                                      Three Months Ended
                                                                                           March 31
                                                                                  (Unaudited)   (Unaudited)
                                                                                    1994            1993
                                                                                  -------         --------
(Dollars in Thousands)
- - ----------------------

Net Cash Provided from Operating Activities                                       $18,782          $14,703
Cash Flow from Investing Activities:
   Investment in Marketable Securities                                             (4,424)         (30,734)
   Capital Expenditures for Plant and Equipment                                   (11,199)          (9,620)
   Acquisition of Companies, net of cash acquired                                       0           (4,246)
   Proceeds From Divestitures                                                       3,156              496
   Other Investing Activities                                                         473            2,391
                                                                                  -------         --------
Net Cash Used for Investing Activities                                            (11,994)         (41,713)

Cash Flow from Financing Activities:
  Net Borrowings Under Short-Term Lines                                            (2,556)           1,895
  Cash Dividend Paid                                                               (5,102)          (4,659)
  Other Financing Activities                                                          979              487
                                                                                   ------           ------
Net Cash (Used for) Provided by Financing Activities                               (6,679)          (2,277)
Effect of Exchange Rate Changes on Cash                                               153              (65)
                                                                                   ------           -------
Increase (Decrease) in Cash and Cash Equivalents                                      262          (29,352)
Cash and Cash Equivalents at Beginning of Period                                   25,116           60,812
                                                                                   ------           ------
Cash and Cash Equivalents at End of Period                                        $25,378          $31,460
                                                                                  =======          =======
Cash Paid During the Period for:
  Interest                                                                           $716             $831
  Income Taxes                                                                     $3,376           $3,475
                                                                                   ======           ======